Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2000 (except with respect to the Dividend Policy and Corporate Restructuring discussed in Note 24, as to which the date is March 28, 2000) included in Western Resources' Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP
Kansas City, Missouri
April 27, 2000